UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

                           Check the appropriate box:

            |X|   Preliminary Information Statement

            |_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2))

            |_|   Definitive Information Statement

                        Media and Entertainment.com, Inc.
             -------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Rules 14c-5(g) and 0-11

      (1)   Title of each class of securities to which transaction applies:
            _________________

      (2)   Aggregate number of securities to which transaction applies:
            _________________

      (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------

      (4)   Proposed maximum aggregate value of
            transaction:________________________

      (5)   Total fee paid:
            _____________________________________________________

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid: $______________________

      (2)   Form, Schedule or Registration Statement No.: __________________

      (3)   Filing Party: ________________________

      (4)   Date Filed: __________________________

                        Media and Entertainment.com, Inc.
                             10120 S. Eastern Avenue
                                    Suite 200
                             Las Vegas, Nevada 89052

                                -----------------
                              INFORMATION STATEMENT
                                -----------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

      On October 7, 2004 the Board of Directors of Media and Entertainment.com, Inc. (the "Company") unanimously approved the First Amendment to the Amended and Restated Articles of Incorporation of the Company (the "Amendment"), to change the name of the Company to Winsonic Digital Media Group, Ltd., pursuant to the Agreement and Plan of Reorganization, as amended, dated July 16, 2004 by and among the Company, Winsonic Acquisition Sub, Inc., Winsonic Holdings, Ltd. and Winston D. Johnson. The reason for the name change is to better reflect the nature of the Company's business following the completion of the above transaction will be primarily that which was previously conducted by Winsonic Holdings, Ltd. The general effect of the Amendment will be to change the name of the Company from Media and Entertainment.com, Inc. to Winsonic Digital Media Group, Ltd.


      THIS INFORMATION STATEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL PURPOSES TO NOTIFY THE COMPANY'S STOCKHOLDERS OF ANTICIPATED EVENTS WHICH WILL RESULT IN AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION ON NOVEMBER ___, 2004, TO PROVIDE FOR A CHANGE TO THE COMPANY'S NAME. THE PROPOSED AMENDMENT WILL NOT TAKE EFFECT UNTIL TWENTY (20) DAYS AFTER THIS INFORMATION STATEMENT IS MAILED TO OUR STOCKHOLDERS.

            The date of this Information Statement is November ___, 2004.

      Nevada law permits stockholder action to be taken without a meeting if consent in writing is received from a majority of all stockholders who would be entitled to vote upon the action if such meeting were held. Nevada law then requires prompt notice to those stockholders who did not consent in writing. By written actions taken as of October 7, 2004, the Company's principal stockholders, who collectively own approximately 51.8% of the outstanding shares of the Company's Common Stock consented to the foregoing corporate action as well as to the execution and filing of all necessary documentation to evidence and effectuate the transaction. The Company had 33,597,670 shares of Common Stock outstanding as of October 7, 2004. Each share of Common Stock has one vote. This Information Statement is provided to the stockholders of record as of October 22, 2004.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information known to us with respect to the beneficial ownership of 33,597,670 shares of our common stock outstanding, as of October 7, 2004 by:

      o Each person known by us to beneficially own 5% or more of our common stock,

      o     Each of our executive officers and directors, and

      o     All of our executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

      Except as otherwise indicated in the notes to the following table,

      o We believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and

      o     The address for each beneficial owner is listed in the table.

                                             AMOUNT AND NATURE OF BENEFICIAL      PERCENTAGE OF SHARES BENEFICIALLY
NAME OF SHAREHOLDER                                     OWNERSHIP                               OWNED
------------------------------               -------------------------------       ---------------------------------
Jon J. Jannotta                                         6,208,690                              18.48%

5 Highland Creek Dr.
Henderson, NV 89052

Winston D. Johnson                                      8,004,200                              23.82%
1201 W 5th St., Suite F-100
Los Angeles, CA 90017

Nana Yalley                                             3,192,188                               9.5%
12021 Wilshire Blvd, Unit 319
Los Angeles, CA 90025

      A copy of the proposed Amendment is attached as Appendix A to this Information Statement and should be read by the stockholders in its entirety.

                                                      By order of the
                                                      Board of Directors

                                                      /s/ Winston D. Johnson
                                                      -----------------------
                                                      Winston D. Johnson

Las Vegas, Nevada
October 22, 2004

                                   Appendix A

                        MEDIA AND ENTERTAINMENT.COM, INC.

                   FIRST AMENDMENT TO THE AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

      This First Amendment to the Amended and Restated Articles of Incorporation (the "First Amendment") is made as of this ____ day of October, 2004. It amends the Amended and Restated Articles of Incorporation dated as of October 17, 2002 (the "Articles of Incorporation") of Media and Entertainment.com, Inc., a Nevada corporation (together with any successor thereto, the "Corporation").

      WHEREAS, the Board of Directors and the stockholders of the Corporation have determined that it is in the best interest of the Corporation to amend the Articles of Incorporation.

      NOW, THEREFORE, the Articles of Incorporation are hereby amended as follows:

      1. Article One of the Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

            1.    Name of Company:

                                  Winsonic Digital Media Group, Ltd.

      2. This First Amendment is limited as specified and shall not constitute a modification or waiver of any other provision of the Articles of Incorporation. Except as expressly set forth herein, the Articles of Incorporation remains unchanged and in full force and effect.

      3. This First Amendment may be executed in counterparts, all of which together shall constitute one and the same instrument.

                      [the next page is the signature page]

      IN WITNESS WHEREOF, the Corporation has caused this First Amendment to be signed by its Chief Executive Officer on this ____ day of October, 2004.


                                                       -------------------------
                                                       Winston D. Johnson